EXHIBIT 99.1

NEWS RELEASE

Contacts:	Thomas Hornish	Angie Yang
	Chief Operating Officer	PondelWilkinson Inc.
	951.699.6991, ext. 104	310.279.5967
	thornish@outdoorchannel.com	ayang@pondel.com
OUTDOOR CHANNEL HOLDINGS REPORTS 2007 FINANCIAL RESULTS
— Company Completes Milestone Year of Achievements —
TEMECULA, Calif. — March 10, 2008 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD), today reported financial results for its three and 12 months ended December 31, 2007.
“During 2007, we were successful in establishing Outdoor Channel as America’s undisputed leader in outdoor TV and enhancing the value proposition available to cable and satellite operators through increased quality programming,” said Roger L. Werner, president and chief executive officer. “The year was also marked by numerous achievements that improved the overall prospects of Outdoor Channel for the long term. The divestiture of the company’s historic gold business enabled us to focus all of our efforts and resources entirely on our core operations at Outdoor Channel. Our affiliate sales team, advertising salesforce, production group and board of directors were all strengthened with the addition of cable industry veterans, and our finance team was augmented with the hiring of a chief accounting officer plus two additional CPAs, as well as the engagement of Ernst & Young as our new public accounting firm.
“Importantly, we updated the Outdoor Channel brand with a more contemporary, action-oriented look and feel, and incorporated these elements on air, as well as on our new multi-channel broadband site that launched during 2007. We were particularly pleased with Outdoor Channel’s record ratings performance in the 2007 fourth quarter, which we believe exemplifies the success of our new programming strategy and commitment to quality. These achievements, along with our renewed distribution agreement with the National Cable Television Cooperative (NCTC), set the stage for another exciting year in 2008.”
THREE MONTHS ENDED DECEMBER 31, 2007
For the 2007 fourth quarter, advertising revenue rose 12.3 percent to $8.2 million from $7.3 million in the prior-year period. Subscriber fees declined 23.9 percent to $3.5 million from $4.6 million in the 2006 fourth quarter, principally reflecting Outdoor Channel’s new rate card included in its renewed agreement with the NCTC, which was overwhelmingly adopted by the existing members of the NCTC already distributing the Channel in analog basic or expanded basic tiers. Total revenues declined 1.7% to $11.7 million in the 2007 fourth quarter from $11.9 million in the three months ended December 31, 2006.
The company narrowed its loss from operations to $1.0 million for the 2007 fourth quarter from a loss from operations of $3.1 million for the prior-year period.
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Outdoor Channel Holdings, Inc.
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For the 2007 fourth quarter, the company’s net loss from continuing operations was $1.6 million, or $0.06 per share, consistent with the same 2006 period. Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, equaled $1.5 million for 2007, versus $1.4 million for 2006.
FULL YEAR ENDED DECEMBER 31, 2007
For the 12 months ended December 31, 2007, advertising sales increased 13.7 percent to $29.1 million from $25.6 million during 2006. Subscriber fee revenues rose modestly to $17.8 million from $17.7 million in the 12 months ended December 31, 2006. Total revenues for 2007 grew 8.3% to $46.9 million from $43.3 million in the comparable period a year ago.
The company posted a loss from operations of $3.4 million for 2007, compared with a loss from operations of $13.0 million the prior year, which included a write-off of $9.5 million of the carrying value of multi-system operator (MSO) relationships as a result of a changed distribution strategy adopted by the board in September 2006.
For 2007, Outdoor Channel Holdings incurred a net loss of $1.9 million, or $0.07 per share, compared with a net loss of $7.0 million, or $0.28 per share, for 2006. EBITDA adjusted for the effects of discontinued operations and share-based compensation expense, equaled $9.5 million for 2007. In 2006, the company incurred a loss to earnings before interest, taxes, depreciation and amortization, adjusted for the effects of discontinued operations and share—based compensation expense of $3.6 million.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, March 10, 2008, at 9:15 a.m. PDT (12:15 p.m. EDT) to review the company’s financials and operations for its 2007 fourth quarter and full year ended December 31, 2007. The call will be open to all interested investors through a live, listen-only audio web broadcast via the Internet at the investor relations section of www.outdoorchannel.com and www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for one year at both web sites. A telephonic playback of the conference call also will be available through 5:00 p.m. PDT (8:00 p.m. EDT), Monday, March 17, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 88524744.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 30.2 million cable and satellite subscribers as of March 2008. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions,
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Outdoor Channel Holdings, Inc.
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forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
		(as restated)		(as restated)
Revenues:
Advertising	$8,241	$7,279	$29,149	$25,629
Subscriber fees	3,489	4,614	17,752	17,686

Total revenues	11,730	11,893	46,901	43,315

Cost of services:
Programming	1,189	2,504	5,814	8,320
Satellite transmission fees	635	631	2,504	2,550
Production and operations	1,365	993	4,740	4,046
Other direct costs	93	13	194	67

Total cost of services	3,282	4,141	13,252	14,983

Other expenses:
Advertising	1,072	1,711	5,160	7,010
Selling, general and administrative	7,740	8,527	29,265	21,898
Impairment of amortizable intangible assets	—	—	—	9,540
Depreciation and amortization	672	660	2,665	2,887

Total other expenses	9,484	10,898	37,090	41,335

Income (loss) from continuing operations	(1,036)	(3,146)	(3,441)	(13,003)
Interest expense	—	18	12	245
Other income, net	883	709	3,292	2,690

Income (loss) from continuing operations before income taxes	(153)	(2,455)	(161)	(10,558)
Income tax provision (benefit)	1,398	(878)	1,718	(3,669)

Income (loss) from continuing operations	(1,551)	(1,577)	(1,879)	(6,889)
Income (loss) from discontinued operations, net of tax	(28)	(97)	1	(99)

Net income (loss)	$(1,579)	$(1,674)	$(1,878)	$(6,988)

Earnings (loss) per common share:
Basic	$(0.06)	$(0.07)	$(0.07)	$(0.28)

Diluted	$(0.06)	$(0.07)	$(0.07)	$(0.28)

Weighted average number of common shares outstanding:
Basic	26,526	25,344	26,027	24,893

Diluted	26,526	25,344	26,027	24,893

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2007	2006
		(as restated)
Assets
Current assets:
Cash and cash equivalents	$25,260	$14,226
Investment in available-for-sale securities	46,155	42,144
Accounts receivable, net of allowance for doubtful accounts	8,299	6,816
Other current assets	5,626	6,455
Assets of discontinued operations	—	1,344

Total current assets	85,340	70,985

Property, plant and equipment, net	11,632	12,494
Goodwill and amortizable intangible assets, net	43,473	44,636
Deferred tax assets, net	9,326	11,344
Deposits and other assets	1,930	2,101
Assets of discontinued operations	—	3,390

Totals	$151,701	$144,950

Liabilities and Stockholders’ Equity

Current liabilities	$4,833	$3,809
Long-term liabilities	291	370
Liabilities of discontinued operations	—	1,825

Total liabilities	5,124	6,004

Total stockholders’ equity	146,577	138,946

Totals	$151,701	$144,950

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense:

	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06(A)
Net income (loss)	$(1,579)	$(1,674)	$(1,878)	$(6,988)

Add/Subtract:
Interest expense	—	18	12	245
Interest income	883	709	3,291	2,690
Income tax provision (benefit)	1,398	(878)	1,718	(3,669)
Depreciation and amortization	672	660	2,665	2,887

EBITDA	$(392)	$(2,583)	$(774)	$(10,215)

Adjusted for:

Income (loss) from discontinued operations, net of tax	(28)	(97)	1	(99)

EBITDA as adjusted for discontinued operations, net of tax	(364)	(2,486)	(775)	(10,116)

Adjusted for:

Shared-based compensation expense	1,868	3,898	10,260	6,492

EBITDA as adjusted for discontinued operations, net of tax and share-based compensation expense	$1,504	$1,412	$9,485	$(3,624)

(A)	Included in EBITDA and EBITDA as adjusted is a $9,540 impairment charge related to MSO relationships during the quarter ended September 30, 2006.

Summary of Cost of Services
Share based compensation expense	$138	$58	$263	$197
Cost of Services	3,144	4,083	12,989	14,786

Total Cost of Services	$3,282	$4,141	$13,252	$14,983

Summary of Selling, general and administrative
Share based compensation expense	$1,730	$3,840	$9,997	$6,295
Selling, general and administrative	6,010	4,687	19,268	15,603

Total Selling, general and administrative	$7,740	$8,527	$29,265	$21,898

Summary of Other income
Interest income	$860	$685	$3,214	$2,611
Dividend income	23	24	77	79
Other income	—	—	1	—

Total Other income	$883	$709	$3,292	$2,690